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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37463	33-0945406
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

229 Avenida Fabricante San Clemente, California	92672

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 367-9600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	GKOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2021, the Board of Directors (the “Board”) of Glaukos Corporation (the “Company”), upon the recommendation of the Compensation, Nominating and Governance Committee (the “Compensation Committee”) of the Board, appointed Dr. Leana S. Wen and Denice M. Torres to serve on the Board of the Company effective March 1, 2021. Dr. Wen was appointed as a Class III director to serve on the Board until the Company’s Annual Meeting of Stockholders in 2021. Ms. Torres was appointed as a Class II director to serve until the Company’s Annual Meeting of Stockholders in 2023. In connection with the appointment of Dr. Wen and Ms. Torres, the Board increased the size of the Board to nine directors. The Board has determined that each of Dr. Wen and Ms. Torres are independent under applicable rules of the New York Stock Exchange, resulting in eight of the Board’s nine directors being independent. The Board currently expects that Dr. Wen and Ms. Torres will be appointed to serve on committees of the Board, although the committees upon which each director will serve has not yet been determined. There are no arrangements or understandings between either Dr. Wen nor Ms. Torres and any other person pursuant to which such director was appointed to serve on the Board. Additionally, neither Dr. Wen nor Ms. Torres has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Each of Dr. Wen and Ms. Torres will receive compensation for her service as director in accordance with the Company’s standard compensation program for non-employee directors, which is summarized in Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2020. In accordance with the Company’s customary practice, the Company will also enter into its standard form of indemnity agreement with each of Dr. Wen and Ms. Torres, which agreement is filed as Exhibit 10.8 to the Registration Statement on Form S-1 filed with the SEC on May 12, 2015.

Item 7.01. Regulation FD Disclosure.

On March 1, 2021, the Company issued a press release announcing the appointment of Dr. Wen and Ms. Torres to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Glaukos Corporation, dated March 1, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLAUKOS CORPORATION (Registrant)

By:	/s/ Joseph E. Gilliam
Name: Joseph E. Gilliam
Title: Chief Financial Officer and Senior Vice President, Corporate Development

Date: March 1, 2021